
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      71,900,368
<SECURITIES>                                         0
<RECEIVABLES>                                1,213,515<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              71,220,320<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                71,220,320<F3>
<SALES>                                              0
<TOTAL-REVENUES>                          (35,829,627)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,877,612
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (43,707,239)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (43,707,239)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (43,707,239)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $911,879 and interest receivable of $301,636.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(2,354,344) and net option premiums of $460,781.
<F3>Liabilities include redemptions payable of $1,138,372, accrued brokerage fees of $469,566,and accrued management fees of $222,854.
<F4>Total revenue includes realized trading revenue of $(26,885,793), net change in unrealized of $(11,918,157) and interest income of $2,974,323.


